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Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Owl Rock Capital Corporation II:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" on Form N-2.

/s/ KPMG LLP
New York, New York
January 29, 2018

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  Exhibit (n)(1)
Consent of Independent Registered Public Accounting Firm